RenaissanceRe Reports $284.5 Million of Quarterly Net Income Available to Common Shareholders and $590.5 Million of Operating Income Available to Common Shareholders in Q1 2026. Strong Performance Across All Three Drivers of Profit – Underwriting, Fee and Net Investment Income.
•73.0% combined ratio.
•Fee income of $94.1 million, with strong contributions from management and performance fees.
•Net investment income of $420.5 million, up 3.7% from Q1 2025.
•Repurchased $352.5 million of common shares in Q1 2026. Repurchased an additional $104.8 million from April 1, 2026, through April 24, 2026.
•10.5% annualized return on average common equity, including mark-to-market losses of $421.9 million, primarily from increased treasury yields and equity losses.
•21.8% annualized operating return on average common equity.

Pembroke, Bermuda, April 28, 2026 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the first quarter of 2026.

Net Income Available to Common Shareholders per Diluted Common Share: $6.57 Operating Income Available to Common Shareholders per Diluted Common Share: $13.75
Underwriting Income $588.8M	Fee Income $94.1M	Net Investment Income $420.5M
Change in Book Value per Common Share: 1.4% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends: 1.7%
Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share, Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends and Adjusted Combined Ratio are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We started the year with a strong quarter, with significant contributions across each of our Three Drivers of Profit. We generated $284.5 million in net income available to common shareholders and $590.5 million in operating income available to common shareholders, and delivered an annualized return on average common equity of 10.5% and annualized operating return on average common equity of 21.8%. This strong performance was anchored by underwriting, where we delivered a low combined ratio of 73.0%, reflecting the strength of our underwriting decisions, deliberate portfolio construction and a disciplined reserving approach.
We continue to shape the underwriting portfolio to deliver superior returns for our shareholders. In a competitive, but still attractive environment, we successfully deployed additional limit into our highest margin business, property catastrophe.
Fee and investment income together contributed to a durable and diversified earnings base, with stable management fees, elevated performance fees, and investment income remaining near peak levels. During the quarter, we took advantage of investment market volatility to opportunistically reposition our investment portfolio, reducing our gold position, increasing allocations to investment-grade credit, and extending duration by half a year to further benefit from still attractive interest rate levels.
We also repurchased $352.5 million of shares during the quarter at an attractive premium to book value, reflecting our confidence in the intrinsic value of the franchise and our commitment to disciplined capital management. Taken together, these results reflect the strength and diversification of our platform and position us to continue compounding book value per common share over the long term.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended March 31,
(in thousands, except per share amounts and percentages)	2026	2025
Gross premiums written	$3,478,873	$4,155,503
Net premiums written	2,678,296	3,443,529
Net premiums earned	2,183,614	2,720,781
Underwriting income (loss)	588,758	(770,597)
Combined ratio	73.0%	128.3%
Adjusted combined ratio (1)	72.0%	126.4%

Net Income (Loss)
Available (attributable) to common shareholders	284,535	161,147
Available (attributable) to common shareholders per diluted common share	$6.57	$3.27
Return on average common equity - annualized	10.5%	6.6%

Operating Income (Loss) (1)
Available (attributable) to common shareholders (1)	590,537	(69,754)
Available (attributable) to common shareholders per diluted common share (1)	$13.75	$(1.49)
Operating return on average common equity - annualized (1)	21.8%	(2.9)%

	March 31, 2026	March 31, 2025
Book Value per Common Share
Book value per common share	$250.48	$196.18
Quarterly change in book value per common share (2)	1.4%	0.2%
Quarterly change in book value per common share plus change in accumulated dividends (2)	1.6%	0.4%

Tangible Book Value per Common Share (1)
Tangible book value per common share (1)	$233.49	$178.31
Tangible book value per common share plus accumulated dividends (1)	$263.58	$206.79
Quarterly change in tangible book value per common share plus change in accumulated dividends (1) (2)	1.7%	0.9%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
(2)Represents the percentage change during the three months ended March 31, 2026, and March 31, 2025, respectively.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Strong combined ratio of 34.1%, with lower catastrophe losses

Property Segment
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2026	2025
Gross premiums written	$1,707,420	$2,130,833	(19.9)%
Net premiums written	1,255,193	1,690,994	(25.8)%
Net premiums earned	900,738	1,247,950	(27.8)%
Underwriting income (loss)	593,863	(607,218)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	27.2%	145.1%	(117.9)	pts
Net claims and claim expense ratio - prior accident years	(17.9)%	(15.0)%	(2.9)	pts
Net claims and claim expense ratio - calendar year	9.3%	130.1%	(120.8)	pts
Underwriting expense ratio	24.8%	18.6%	6.2	pts
Combined ratio	34.1%	148.7%	(114.6)	pts
Adjusted combined ratio (1)	33.0%	147.1%	(114.1)	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased by $423.4 million, or 19.9%, driven by:
–a decrease of $387.0 million, or 23.2%, in the catastrophe class, as:
–Q1 2025 included $338.4 million of reinstatement premiums, primarily related to the California wildfires; otherwise, not including reinstatement premiums, gross premiums written in the catastrophe class decreased by $42.8 million, or 3.2%, with rate reductions largely offset by other opportunities for growth.
–a decrease of $36.4 million in the other property class, primarily due to rate decreases in catastrophe-exposed business.
•Net claims and claim expense ratio - current accident year improved by 117.9 percentage points, due to:
–a comparatively lower impact from large losses in the quarter, as Q1 2025 included 117.2 percentage points from the California wildfires.
•Net claims and claim expense ratio - prior accident years reflected net favorable development of 17.9%, driven by:
–net favorable development of $62.6 million in the catastrophe class, primarily from the large loss events in 2021, 2022 and 2023; and
–net favorable development of $98.1 million in the other property class, primarily due to favorable attritional loss experience and net favorable development on the large loss events in 2024.
•Underwriting expense ratio increased by 6.2 percentage points, primarily driven by:
–the impact during Q1 2025 of net reinstatement premiums of $335.3 million, primarily from the California wildfires, which benefited the underwriting expense ratio by 6.8 percentage points in Q1 2025.

•Combined ratio and adjusted combined ratio each improved primarily due to the lower current accident year net losses.
Underwriting Results - Casualty and Specialty Segment: Combined ratio of 100.4% and adjusted combined ratio of 99.4%, with lower impact from large losses compared to Q1 2025

Casualty and Specialty Segment
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2026	2025
Gross premiums written	$1,771,453	$2,024,670	(12.5)%
Net premiums written	1,423,103	1,752,535	(18.8)%
Net premiums earned	1,282,876	1,472,831	(12.9)%
Underwriting income (loss)	(5,105)	(163,379)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	70.2%	76.7%	(6.5)	pts
Net claims and claim expense ratio - prior accident years	(0.1)%	(0.6)%	0.5	pts
Net claims and claim expense ratio - calendar year	70.1%	76.1%	(6.0)	pts
Underwriting expense ratio	30.3%	35.0%	(4.7)	pts
Combined ratio	100.4%	111.1%	(10.7)	pts
Adjusted combined ratio (1)	99.4%	108.8%	(9.4)	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased by $253.2 million, or 12.5%, primarily driven by decreases in the general casualty and other specialty classes.
•Net premiums written decreased by $329.4 million, or 18.8%, consistent with the drivers for gross premiums written discussed above, in addition to an increase in the Company’s retrocessional purchases.
•Net claims and claim expense ratio - current accident year improved by 6.5 percentage points compared to Q1 2025, principally driven by the lower impact of large loss events within the other specialty class.
•Net claims and claim expense ratio - prior accident years reflected net favorable development of 0.1%, and included an adverse impact of 0.4 percentage points from purchase accounting adjustments.
•Underwriting expense ratio improved by 4.7 percentage points, primarily driven by:
–a 4.0 percentage point decrease in the acquisition expense ratio, due to changes in variable commissions and a decrease in purchase accounting adjustments related to the Validus Acquisition.
•Combined ratio and adjusted combined ratio each improved due to the lower impact of large loss events reflected in the net claims and claim expense ratio - current accident year and the lower underwriting expense ratio.

Fee Income: $94.1 million of fee income, with strong contributions from management and performance fees

Fee Income
	Three months ended March 31,		Q/Q Change
(in thousands)	2026	2025
Management fee income	$47,927	$46,061	$1,866
Performance fee income (loss) (1)	46,199	(15,604)	61,803
Total fee income	$94,126	$30,457	$63,669
(1)Performance fees are based on the performance of the individual vehicles or products and may be zero or negative in a particular period. For example, large losses could potentially result in no performance fees or the reversal of previously accrued performance fees.
•Performance fee income increased due to strong current year underwriting results, the recognition of deferred performance fees related to a return of capital in DaVinci, and higher prior accident years net favorable development within DaVinci.
•Total fee income in Q1 2026 included $72.2 million of fee income recorded in net income (loss) attributable to redeemable noncontrolling interests, which is not included in the Company’s underwriting income (loss).
Investment Results: Net investment income of $420.5 million, up 3.7% from Q1 2025; net realized and unrealized losses of $421.9 million, primarily from increased treasury yields and equity losses

Investment Results
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2026	2025
Net investment income	$420,502	$405,353	$15,149
Equity in earnings (losses) of other ventures	20,485	17,828	2,657
Net realized and unrealized gains (losses) on investments	(421,913)	332,940	(754,853)
Total investment result	$19,074	$756,121	$(737,047)
Net investment income return - annualized	4.9%	5.1%	(0.2)	pts
Total investment return - annualized	0.3%	9.6%	(9.3)	pts
•Net investment income increased by $15.1 million, primarily due to higher average invested assets and portfolio reallocation, resulting in increased income from fixed maturity investments trading and fixed income exchange traded funds.
•Net realized and unrealized losses on investments in Q1 2026 were driven by:
–$267.9 million of net losses on fixed maturity-related investments, primarily due to increases in market yields in the quarter;
–$147.4 million of net losses on equity-related investments, primarily due to broader equity market declines;
–$60.4 million of net unrealized losses on direct private equity investments, driven by a decrease in the value of certain of the investments in the Company’s strategic investments portfolio; offset by
–$65.3 million of net gains on commodity-related investments, principally due to realized gains on the sale of a portion of the Company’s gold futures.
•Total investments were $35.2 billion at March 31, 2026 (December 31, 2025 - $36.1 billion). The weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 5.1% and 2.9 years, respectively (December 31, 2025 - 4.8% and 2.6 years, respectively).

Other Items of Note
•Net income attributable to redeemable noncontrolling interests of $222.5 million was primarily driven by:
–strong underwriting income in DaVinci and Vermeer; and
–$116.4 million of net investment income in the investment portfolios of the Company’s joint ventures and managed funds; partially offset by
–$65.2 million of net realized and unrealized losses in the investment portfolios of the Company’s joint ventures and managed funds; and
–$72.2 million of management and performance fee income.
•Raised third party capital of $61.4 million, including $46.0 million in Medici and $15.4 million in Medici UCITS.
•Returned third party capital of $930.3 million, including:
–$729.5 million to investors in DaVinci, Vermeer and Top Layer through share repurchases and dividends following strong earnings across these vehicles in 2025; and
–redemptions from certain third-party investors rebalancing their portfolios, primarily because of the strong results noted above.
•Income tax expense of $33.0 million in Q1 2026, compared to a benefit of $45.5 million in Q1 2025. The income tax expense was primarily driven by strong operating profits, partially offset by mark-to-market losses.
•Operational and corporate expenses decreased in Q1 2026, primarily driven by Bermuda tax credits and partially offset by an increase in compensation expenses.
•Share repurchases of 1.2 million common shares at an aggregate cost of $352.5 million and an average price of $289.36 per common share. Repurchased an additional $104.8 million from April 1, 2026, through April 24, 2026.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share,” “tangible book value per common share plus accumulated dividends,” and “adjusted combined ratio.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Reports & Filings” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on April 29, 2026, at 11:00 a.m. ET to discuss this release. A live webcast of the conference call will be available through the Investors section of RenaissanceRe’s website at investor.renre.com. A replay will be available after the call at the same location.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, and headquartered in Bermuda, RenaissanceRe has offices across North America, Europe, and the Asia-Pacific region.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, competition in the industry and government initiatives and regulatory matters affecting the (re)insurance industries. The inclusion of forward-looking statements in this report should not be considered as a representation by the Company that its current objectives or plans will be achieved. Numerous factors could cause the Company’s actual results to differ materially from those addressed by the forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the Company’s exposure to ceding companies and delegated authority counterparties and the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the Company’s reliance on a small number of brokers; the highly competitive nature of the Company’s industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage and new retrocessional reinsurance being available; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s exposure to risks associated with its management of capital on behalf of investors; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws or regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts globally; other political, regulatory or industry initiatives adversely impacting the Company; the impact of cybersecurity risks, including technology breaches or failure; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in the prevailing interest rates; the effects of new or possible future tax actions or reform legislation and regulations in the jurisdictions in which the Company operates; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on capital distributions from its operating subsidiaries; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Senior Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Nicholas Capuano (917) 842-7859

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations and Financial Data
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2026	March 31, 2025
Revenues
Gross premiums written	$3,478,873	$4,155,503
Net premiums written	$2,678,296	$3,443,529
Decrease (increase) in unearned premiums	(494,682)	(722,748)
Net premiums earned	2,183,614	2,720,781
Net investment income	420,502	405,353
Net foreign exchange gains (losses)	(9,019)	(7,328)
Equity in earnings (losses) of other ventures	20,485	17,828
Other income (loss)	1,247	914
Net realized and unrealized gains (losses) on investments	(421,913)	332,940
Total revenues	2,194,916	3,470,488
Expenses
Net claims and claim expenses incurred	983,971	2,743,758
Acquisition expenses	521,850	647,435
Operational expenses	89,035	100,185
Corporate expenses	19,460	22,810
Interest expense	31,786	27,086
Total expenses	1,646,102	3,541,274
Income (loss) before taxes	548,814	(70,786)
Income tax benefit (expense)	(32,984)	45,525
Net income (loss)	515,830	(25,261)
Net (income) loss attributable to redeemable noncontrolling interests	(222,451)	195,252
Net income (loss) attributable to RenaissanceRe	293,379	169,991
Dividends on preference shares	(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$284,535	$161,147

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$6.60	$3.29
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$6.57	$3.27
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$13.75	$(1.49)

Average shares outstanding - basic	42,434	48,334
Average shares outstanding - diluted	42,628	48,514

Net claims and claim expense ratio	45.1%	100.8%
Underwriting expense ratio	27.9%	27.5%
Combined ratio	73.0%	128.3%

Return on average common equity - annualized	10.5%	6.6%
Operating return on average common equity - annualized (1)	21.8%	(2.9)%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2026	December 31, 2025
Assets
Fixed maturity investments trading, at fair value	$24,901,291	$24,884,323
Short-term investments, at fair value	3,883,610	4,759,811
Equity investments, at fair value	1,594,284	1,732,990
Other investments, at fair value	4,651,495	4,574,214
Investments in other ventures, under equity method	140,853	121,871
Total investments	35,171,533	36,073,209
Cash and cash equivalents	1,562,883	1,731,181
Premiums receivable	8,097,885	7,252,454
Prepaid reinsurance premiums	1,354,841	993,781
Reinsurance recoverable	3,730,957	3,899,913
Accrued investment income	234,709	233,688
Deferred acquisition costs and value of business acquired	1,665,666	1,538,540
Deferred tax asset	705,661	701,927
Receivable for investments sold	182,534	414,523
Other assets	393,908	328,087
Goodwill and other intangible assets	617,772	633,087
Total assets	$53,718,349	$53,800,390
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$22,291,058	$22,302,345
Unearned premiums	6,885,462	6,028,174
Debt	2,330,051	2,329,201
Reinsurance balances payable	2,821,884	2,540,518
Payable for investments purchased	308,635	533,101
Other liabilities	523,894	856,302
Total liabilities	35,160,984	34,589,641
Redeemable noncontrolling interests	7,043,124	7,602,092
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	42,974	43,962
Additional paid-in capital	—	—
Accumulated other comprehensive income (loss)	(12,152)	(12,626)
Retained earnings	10,733,419	10,827,321
Total shareholders’ equity attributable to RenaissanceRe	11,514,241	11,608,657
Total liabilities, noncontrolling interests and shareholders’ equity	$53,718,349	$53,800,390

Book value per common share	$250.48	$247.00

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended March 31, 2026
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,707,420	$1,771,453	$—	$3,478,873
Net premiums written	$1,255,193	$1,423,103	$—	$2,678,296
Net premiums earned	$900,738	$1,282,876	$—	$2,183,614
Net claims and claim expenses incurred	84,108	899,863	—	983,971
Acquisition expenses	157,031	364,819	—	521,850
Operational expenses	65,736	23,299	—	89,035
Underwriting income (loss)	$593,863	$(5,105)	$—	588,758
Net investment income			420,502	420,502
Net foreign exchange gains (losses)			(9,019)	(9,019)
Equity in earnings (losses) of other ventures			20,485	20,485
Other income (loss)			1,247	1,247
Net realized and unrealized gains (losses) on investments			(421,913)	(421,913)
Corporate expenses			(19,460)	(19,460)
Interest expense			(31,786)	(31,786)
Income (loss) before taxes				548,814
Income tax benefit (expense)			(32,984)	(32,984)
Net (income) loss attributable to redeemable noncontrolling interests			(222,451)	(222,451)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$284,535

Net claims and claim expenses incurred – current accident year	$244,849	$901,137	$—	$1,145,986
Net claims and claim expenses incurred – prior accident years	(160,741)	(1,274)	—	(162,015)
Net claims and claim expenses incurred – total	$84,108	$899,863	$—	$983,971

Net claims and claim expense ratio – current accident year	27.2%	70.2%		52.5%
Net claims and claim expense ratio – prior accident years	(17.9)%	(0.1)%		(7.4)%
Net claims and claim expense ratio – calendar year	9.3%	70.1%		45.1%
Underwriting expense ratio	24.8%	30.3%		27.9%
Combined ratio	34.1%	100.4%		73.0%

	Three months ended March 31, 2025
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,130,833	$2,024,670	$—	$4,155,503
Net premiums written	$1,690,994	$1,752,535	$—	$3,443,529
Net premiums earned	$1,247,950	$1,472,831	$—	$2,720,781
Net claims and claim expenses incurred	1,623,257	1,120,501	—	2,743,758
Acquisition expenses	167,645	479,790	—	647,435
Operational expenses	64,266	35,919	—	100,185
Underwriting income (loss)	$(607,218)	$(163,379)	$—	(770,597)
Net investment income			405,353	405,353
Net foreign exchange gains (losses)			(7,328)	(7,328)
Equity in earnings (losses) of other ventures			17,828	17,828
Other income (loss)			914	914
Net realized and unrealized gains (losses) on investments			332,940	332,940
Corporate expenses			(22,810)	(22,810)
Interest expense			(27,086)	(27,086)
Income (loss) before taxes				(70,786)
Income tax benefit (expense)			45,525	45,525
Net (income) loss attributable to redeemable noncontrolling interests			195,252	195,252
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$161,147

Net claims and claim expenses incurred – current accident year	$1,810,315	$1,129,317	$—	$2,939,632
Net claims and claim expenses incurred – prior accident years	(187,058)	(8,816)	—	(195,874)
Net claims and claim expenses incurred – total	$1,623,257	$1,120,501	$—	$2,743,758

Net claims and claim expense ratio – current accident year	145.1%	76.7%		108.0%
Net claims and claim expense ratio – prior accident years	(15.0)%	(0.6)%		(7.2)%
Net claims and claim expense ratio – calendar year	130.1%	76.1%		100.8%
Underwriting expense ratio	18.6%	35.0%		27.5%
Combined ratio	148.7%	111.1%		128.3%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2026	March 31, 2025
Property Segment
Catastrophe	$1,279,607	$1,666,641
Other property	427,813	464,192
Property segment gross premiums written	$1,707,420	$2,130,833

Casualty and Specialty Segment
General casualty (1)	$500,958	$680,449
Professional liability (2)	299,696	236,961
Credit (3)	359,304	400,753
Other specialty (4)	611,495	706,507
Casualty and Specialty segment gross premiums written	$1,771,453	$2,024,670
(1)Includes automobile liability, casualty clash, employers’ liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)Includes directors and officers, medical malpractice, professional indemnity and transactional liability.
(3)Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)Includes accident and health, agriculture, aviation, construction, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other lines of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended
	March 31, 2026	March 31, 2025
Net investment income
Fixed maturity investments trading	$294,494	$284,723
Short-term investments	34,306	41,029
Equity investments
Fixed income exchange traded funds	21,692	1,184
Common stock (1)	677	726
Other investments
Catastrophe bonds	39,932	54,754
Fund and direct private equity investments (1)	25,211	18,723
Cash and cash equivalents	11,163	11,110
	427,475	412,249
Investment expenses	(6,973)	(6,896)
Net investment income	$420,502	$405,353

Equity in earnings (losses) of other ventures (2)	$20,485	$17,828

Net realized and unrealized gains (losses) on investments (3)
Fixed maturity-related investments (4)	$(267,948)	$312,877
Equity-related investments (5)	(147,426)	(49,589)
Commodity-related investments (6)	65,310	117,591
Other investments
Catastrophe bonds	(11,829)	(40,413)
Fund and direct private equity investments (1)	(60,020)	(7,526)
Net realized and unrealized gains (losses) on investments	$(421,913)	$332,940
Total investment result (2)	$19,074	$756,121

Average invested assets	$35,622,372	$33,116,302

Net investment income return - annualized	4.9%	5.1%
Total investment return - annualized (2)	0.3%	9.6%
(1)In the fourth quarter of 2025, the Company revised the description of its “other equity investments” to “common stock” and its “other investments - other” to “other investments - fund and direct private equity investments.”
(2)In the fourth quarter of 2025, the Company revised its presentation of “total investment result” and “total investment return - annualized” to include equity in earnings (losses) of other ventures. Comparative information for the prior periods presented have been updated to conform to the current presentation.
(3)In the fourth quarter of 2025, the Company revised its presentation of “net realized and unrealized gains (losses) on investments” to show amounts based on net investment exposure, which takes into account related derivative impacts. Comparative information for the prior periods have been updated to conform to the current presentation.
(4)Includes fixed maturity investments and investment-related derivatives, which includes interest rate futures, credit default swaps and interest rate swaps.
(5)Includes equity investments and investment-related derivatives, which includes equity futures and warrants.
(6)Includes commodity-related derivatives, which includes commodity futures and commodity options.

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders, Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders per Common Share – Diluted and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) expenses or revenues associated with acquisitions, dispositions and impairments, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax benefit recorded prior to the January 1, 2025 effective date of the Bermuda corporate income tax and the Bermuda deferred tax benefit resulting from Bermuda law changes enacted in 2025, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.”
The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to management and investors because they provide for better comparability and more accurately measure the Company’s results of operations and remove variability. Additionally, management believes that these measures provide a view of the Company’s underlying business that allows for better comparisons of the Company’s performance over time by focusing on the Company’s core business operations.
The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.”

	Three months ended
(in thousands of United States Dollars, except per share amounts and percentages)	March 31, 2026	March 31, 2025
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$284,535	$161,147
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	410,084	(373,353)
Net foreign exchange losses (gains)	9,019	7,328
Expenses (revenues) associated with acquisitions, dispositions and impairments	3	1,436
Acquisition related purchase accounting adjustments (1)	22,706	53,571
Bermuda net deferred tax asset (2)	—	—
Income tax expense (benefit) (3)	(79,743)	39,392
Net income (loss) attributable to redeemable noncontrolling interests (4)	(56,067)	40,725
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$590,537	$(69,754)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$6.57	$3.27
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	9.62	(7.70)
Net foreign exchange losses (gains)	0.21	0.15
Expenses (revenues) associated with acquisitions, dispositions and impairments	—	0.04
Acquisition related purchase accounting adjustments (1)	0.53	1.10
Bermuda net deferred tax asset (2)	—	—
Income tax expense (benefit) (3)	(1.86)	0.81
Net income (loss) attributable to redeemable noncontrolling interests (4)	(1.32)	0.84
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$13.75	$(1.49)

Return on average common equity - annualized	10.5%	6.6%
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	15.2%	(15.4)%
Net foreign exchange losses (gains)	0.3%	0.3%
Expenses (revenues) associated with acquisitions, dispositions and impairments	—%	0.1%
Acquisition related purchase accounting adjustments (1)	0.8%	2.2%
Bermuda net deferred tax asset (2)	—%	—%
Income tax expense (benefit) (3)	(2.9)%	1.6%
Net income (loss) attributable to redeemable noncontrolling interests (4)	(2.1)%	1.7%
Operating return on average common equity - annualized	21.8%	(2.9)%
(1)Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of value of business acquired (“VOBA”) and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the three months ended March 31, 2026 for the acquisitions of Validus of $21.0 million (2025 - $50.7 million); and TMR and Platinum of $1.8 million (2025 - $2.9 million).
(2)Represents the net deferred tax benefit related to the 15% Bermuda corporate income tax recorded prior to the January 1, 2025 effective date and the deferred tax benefit related to Bermuda law changes enacted in 2025.
(3)Represents the income tax expense or benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory income tax rates of applicable jurisdictions, adjusted for relevant factors and other applicable income taxes.
(4)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) other goodwill and intangible assets, and (3) acquisition related purchase accounting adjustments. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) other goodwill and intangible assets, and (3) acquisition related purchase accounting adjustments, plus accumulated dividends.
The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns by excluding the impact of goodwill and intangible assets and acquisition related purchase accounting adjustments to provide for better comparability and a more accurate measure of the Company’s underlying operations. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	March 31, 2026	March 31, 2025
Book value per common share	$250.48	$196.18
Adjustment for:
Acquisition related goodwill and other intangible assets (1)	(14.38)	(14.02)
Other goodwill and intangible assets (2)	(0.20)	(0.19)
Acquisition related purchase accounting adjustments (3)	(2.41)	(3.66)
Tangible book value per common share	233.49	178.31
Adjustment for accumulated dividends	30.09	28.48
Tangible book value per common share plus accumulated dividends	$263.58	$206.79

Quarterly change in book value per common share (4)	1.4%	0.2%
Quarterly change in book value per common share plus change in accumulated dividends (4)	1.6%	0.4%
Quarterly change in tangible book value per common share plus change in accumulated dividends (4)	1.7%	0.9%
(1)Represents the acquired goodwill and other intangible assets at March 31, 2026, of $617.8 million (2025 - $686.1 million) for the acquisitions of Validus of $392.9 million (2025 - $459.2 million), TMR of $24.7 million (2025 - $25.8 million) and Platinum of $200.1 million (2025 - $201.2 million).
(2)At March 31, 2026, the adjustment for other goodwill and intangible assets included $8.9 million (2025 - $8.9 million) of goodwill and other intangibles included in investments in other ventures, under equity method.
(3)Represents the purchase accounting adjustments related to the unamortized VOBA and acquisition costs, and the fair value adjustments to reserves at March 31, 2026 for the acquisitions of Validus of $61.9 million (2025 - $130.2 million), TMR of $42.2 million (2025 - $49.6 million) and Platinum of $(0.5) million (2025 - $(0.6) million). As of December 31, 2025, the purchase accounting adjustments related to the VOBA were fully amortized.
(4)Represents the percentage change during the three months ended March 31, 2026, and March 31, 2025, respectively.

Adjusted Combined Ratio
The Company has included in this Press Release “adjusted combined ratio” for the Company, its reportable segments and certain classes of business. “Adjusted combined ratio” is defined as the combined ratio adjusted for the impact of acquisition related purchase accounting, which includes the amortization of acquisition related intangible assets, purchase accounting adjustments related to the amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum. The combined ratio is calculated as the sum of (1) net claims and claim expenses incurred, (2) acquisition expenses, and (3) operational expenses; divided by net premiums earned. The acquisition related purchase accounting adjustments impact net claims and claim expenses incurred and acquisition expenses. The Company’s management believes “adjusted combined ratio” is useful to management and investors because it provides for better comparability and more accurately measures the Company’s underlying underwriting performance. The following table is a reconciliation of combined ratio to “adjusted combined ratio.”

	Three months ended March 31, 2026
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	20.4%	56.8%	34.1%	100.4%	73.0%
Adjustment for acquisition related purchase accounting adjustments (1)	(1.2)%	(0.7)%	(1.1)%	(1.0)%	(1.0)%
Adjusted combined ratio	19.2%	56.1%	33.0%	99.4%	72.0%

	Three months ended March 31, 2025
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	175.6%	83.6%	148.7%	111.1%	128.3%
Adjustment for acquisition related purchase accounting adjustments (1)	(1.6)%	(1.5)%	(1.6)%	(2.3)%	(1.9)%
Adjusted combined ratio	174.0%	82.1%	147.1%	108.8%	126.4%

(1)Adjustment for acquisition related purchase accounting includes the amortization of the acquisition related intangible assets and purchase accounting adjustments related to the net amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum.